EXHIBIT 99.1

WESTAMERICA PROVIDES UPDATE ON INTEREST MARGIN

San Rafael, CA: Westamerica Bancorporation (NASDAQ: WABC), parent company of Westamerica Bank, provides an update on interest margin expectations.

Historically low market interest rates continue to pressure revenue derived from interest-earning assets. Yields earned on newly originated loans and purchased investment securities are lower than the yield earned on the aggregate loan and securities portfolios. As a result, interest income continues to decline. The Company’s aggregate interest yield on earning assets declined from 5.27 percent in the first quarter 2012 to 5.04 percent in the second quarter 2012. A similar trend in the yield on interest earning assets is expected from the second quarter 2012 to the third quarter 2012.

The Company has reduced its interest expense while interest rates have been low. Interest expense as a percentage of deposits and other borrowings was 0.22 percent and 0.21 percent for the first and second quarters of 2012, respectively. Management does not anticipate any further meaningful reduction in interest expense given the current low level.

Many banking industry competitors are offering long-term loans at historically low fixed interest rates. Management has avoided originating such loans due to the prospect of reduced profitability over the longer-term. Additionally, economic conditions remain weak in many of the geographic markets in which the Company operates, reducing the availability of higher quality loans. These competitive and economic conditions, as well as declining volumes of purchased loans, have resulted in declining aggregate loan volumes for the Company. The decline in loan volumes places more reliance on lower-yielding investment securities for the generation of interest income.

In spite of the current revenue pressure, the Company anticipates generating a return on shareholders’ equity in excess of 14 percent for the third quarter 2012.

Westamerica Bancorporation, through its wholly owned subsidiary Westamerica Bank, operates commercial banking and trust offices throughout Northern and Central California.

Westamerica Bancorporation Web Address: www.westamerica.com

FORWARD-LOOKING INFORMATION:
The following appears in accordance with the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may."
Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors — many of which are beyond the Company's control — could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's most recent reports filed with the Securities and Exchange Commission, including the annual report for the year ended December 31, 2011 filed on Form 10-K and quarterly report for the quarter ended June 30, 2012 filed on Form 10-Q, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company's business and operations. Other factors described in these reports include changes in business and economic conditions, competition, fiscal and monetary policies, disintermediation, legislation including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011, the Sarbanes-Oxley Act of 2002 and the Gramm-Leach-Bliley Act of 1999, and mergers and acquisitions.
Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date forward looking statements are made.

For additional information contact:
      Westamerica Bancorporation
      Robert A. Thorson - SVP & Chief Financial Officer
      707-863-6840